Exhibit 99.1

Certara Reports Preliminary Fourth Quarter and Full Year 2020 Results and Issues Full Year 2021 Guidance

Year-over-year 2020 revenue grew 17% to $243.5 million

Raised $768.5 million in gross IPO proceeds for the Company and selling stockholders

PRINCETON, N.J.—Mar. 4, 2021-- Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today reported its preliminary results for the fourth quarter and full year ended December 31, 2020.

Highlights:

●	Revenue was $64.6 million in the fourth quarter of 2020, and $243.5 million for the full year, representing year-over-year growth of 20% and 17%.
●	Reported net loss was ($54.4) million in the fourth quarter of 2020, and ($49.4) million for the full year 2020, representing a year-over-year increase of net loss.
●	Adjusted EBITDA was $22.2 million in the fourth quarter of 2020, and $87.9 million for the full year, representing year-over-year growth of 36% and 28%.
●	Certara completed an initial public offering of 14.6 million shares, raising $316.3 million in net proceeds to the Company.
●	Certara issues 2021 revenue guidance of $272 million - $285 million, and Adjusted EBITDA guidance of $98 million - $102 million.

“Certara had another year of strong financial performance in 2020 with continued robust adoption of our end-to-end platform. Our dedicated Certara team achieved record full year revenue despite the challenges of the COVID-19 pandemic, delivering 17% growth in revenue and 18% growth in operating cash flow,” said William F. Feehery, chief executive officer. “We successfully completed our IPO in December and are now better positioned to execute on our mission to accelerate the drug development process using our biosimulation software and technology-enabled services.”

Fourth Quarter 2020 Results

“In the fourth quarter, our team remained focused on execution, delivering strong revenue growth and improved profitability. The financial performance, combined with the successful completion of our IPO, has strengthened our balance sheet and positioned the company for future growth,” said Andrew Schemick, chief financial officer.

Total revenue for the fourth quarter of 2020 was $64.6 million, representing year-over-year growth of 20%. The revenue growth was driven primarily by technology enabled services and subscription software.

Total cost of revenue for the fourth quarter of 2020 was $34.9 million, an increase from $22.0 million in the fourth quarter of 2019, primarily due to an $8.5 million increase in stock-based compensation expense related to accelerated stock vesting at the IPO, as well as growth in billable headcount and performance-based employee compensation.

Total operating expenses for the fourth quarter of 2020 were $83.3 million, an increase from $27.9 million in the fourth quarter of 2019, primarily due to a $53.1 million increase in stock-based compensation expense related to accelerated stock vesting at the IPO.

Net loss for the fourth quarter of 2020 was ($54.4) million, an increase from ($6.0) million of net loss in the fourth quarter of 2019, primarily due to a $61.6 million increase in stock-based compensation expense related to accelerated stock vesting at the IPO. Diluted Earnings Per Share for the fourth quarter 2020 was ($0.40) compared to ($0.05) for the fourth quarter of 2019.

Adjusted EBITDA for the fourth quarter of 2020 was $22.2 million compared to $16.3 million for the fourth quarter of 2019.

Adjusted Net Income for the fourth quarter of 2020 was $11.8 million compared to an Adjusted Net Loss of ($3.7) million for the fourth quarter of 2019. Adjusted Diluted Earnings Per Share for the fourth quarter 2020 was $0.09 compared to ($0.03) for the fourth quarter of 2019. See note (2) in the section A Note on Non-GAAP Financial Measures, below, for more information on Adjusted Net Income and Adjusted Diluted Earnings Per Share.

Full Year 2020 Results

Total revenue for the full year ended December 31, 2020 was $243.5 million, representing 17% growth over 2019. The revenue growth was driven by growth in our technology enabled services and software product offerings due to strong renewal rates and client expansions.

Total cost of revenues for the full year of 2020 was $100.8 million, an increase from $79.8 million for the full year of 2019, primarily due to increased billable headcount, performance-based employee compensation and an $8.6 million increase in stock-based compensation expense primarily due to accelerated vesting relating to the IPO.

Total operating expenses for the full year of 2020 were $167.2 million, an increase from $109.1 million for the full year of 2019, primarily due to a $54.2 million increase in stock-based compensation expense related to accelerated stock vesting at the IPO.

Net loss for the full year of 2020 was ($49.4) million, an increase from ($8.9) million of net loss in the full year of 2019. This was primarily due to a $62.8 million increase in stock-based compensation expense related to accelerated stock vesting at the IPO. Diluted Earnings Per Share for the full year 2020 was ($0.37) compared to ($0.07) for the full year of 2019.

Adjusted EBITDA for the full year 2020 was $87.9 million compared to $68.4 million for 2019.

Adjusted Net Income for the full year 2020 was $22.0 million compared to $0.8 million for 2019. Adjusted Diluted Earnings Per Share for 2020 was $0.17 compared to $0.01 for 2019.

Cash and cash equivalents were $271.4 million as of December 31, 2020, and total debt outstanding net of debt issuance costs was $298.8 million after the voluntary repayment of $80 million of long-term debt in the fourth quarter. The current debt structure does not include any significant maturity until 2024.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Key Financials (in millions, except per share data)
Revenue	$64.6	$53.9	$243.5	$208.5
Net Loss	($54.4)	($6.0)	($49.4)	($8.9)
Diluted Earnings Per Share	($0.40)	($0.05)	($0.37)	($0.07)
Adjusted EBITDA	$22.2	$16.3	$87.9	$68.4
Adjusted Net Income (Loss)	$11.8	($3.7)	$22.0	$0.8
Adjusted Diluted Earnings Per Share	$0.09	($0.03)	$0.17	$0.01
Cash and Cash Equivalents			$271.4	$29.3

2021 Financial Outlook

Certara expects full year 2021 revenue to be in the range of $272 million to $285 million.

Certara expects full year 2021 Adjusted EBITDA to be in the range of $98 million to $102 million.

Full year 2021 Adjusted Diluted Earnings Per Share is expected to be in the range of $0.20 to $0.24.

The expected fully diluted shares for 2021 will be 153 million to 155 million.

The expected effective tax rate for 2021 will be 45% to 50%.

In millions, except per share data	Full Year 2021 (Range)
Revenue	$272 - $285
Adjusted EBITDA	$98 - $102
Adjusted Diluted Earnings Per Share	$0.20 - $0.24

Webcast and Conference Call Details

Certara will host a conference call today, March 4, 2021, at 5:00 p.m. ET to discuss its full year and fourth quarter 2020 financial results. The dial-in numbers are (833) 360-0946 for domestic callers or (914) 987-7661 for international callers, followed by Conference ID: 6546156. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://ir.certara.com/. The webcast will be archived on the website following the completion of the call for approximately one year.

About Certara

Certara accelerates medicines using biosimulation software and technology to transform traditional drug discovery and development. Its clients include 1,650 global biopharmaceutical companies, leading academic institutions, and key regulatory agencies across 61 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.

Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s future business and financial performance and earnings per share. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; trends in research and development (R&D) spending; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the occurrence of natural disasters and epidemic diseases, such as the recent COVID-19 pandemic; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of its existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; its ability to accurately estimate costs associated with its fixed-fee contracts; its ability to retain key personnel or recruit additional qualified personnel; risks related to our contracts with government customers; its ability to sustain recent growth rates; any future acquisitions and its ability to successfully integrate such acquisitions; its ability to successfully operate a global business; its ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; its ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of its major customers; its future capital needs; the ability of its bookings to accurately predict future revenue and its ability to realize revenue on backlog; disruptions in the operations of the third-party providers who host its software solutions or any limitations on their capacity; its ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of its services over the internet; its ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; its ability to adequately enforce or defend ownership and use of its intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; its ability to meet obligations under indebtedness and have sufficient capital to operate its business; any limitations on its ability to pursue business strategies due to restrictions under our current or future indebtedness; any impairment of goodwill or other intangible assets; its ability to use its net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; actions by its controlling stockholders; any inability to design, implement, and maintain effective internal controls; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the prospectus filed by the Company with the Securities and Exchange Commission on December 14, 2020. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. Factors that may materially affect our results and those risks listed in filings with the SEC.

A Note on Non-GAAP Financial Measures

This press release contains “non-GAAP measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share which are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.

Management believes that Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.

Please note that the Company has not reconciled the Adjusted EBITDA, and Adjusted Diluted Earnings Per Share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)

Adjusted EBITDA represents net income (loss) excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

(2)

Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share exclude the effect of the items discussed in footnote (1) above from GAAP net income (loss) and GAAP diluted earnings per share, respectively, as well as currency gain (loss) and adjust the provision for income taxes for such charges.

In evaluating Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Ariane Lovell
Finn Partners
ariane.lovell@finnpartners.com

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
(in thousands, except per common share and share data)	2020	2019	2020	2019
Revenue	$64,641	$53,857	$243,530	$208,511
Cost of revenues	34,905	21,953	100,765	79,770
Operating expenses:
Sales and marketing	10,429	2,786	19,202	10,732
Research and development	10,505	2,982	19,644	11,633
General and administrative	52,357	12,296	88,482	47,926
Intangible asset amortization	9,358	9,333	37,414	36,241
Depreciation and amortization expense	607	456	2,443	2,596
Total operating expenses	83,256	27,853	167,185	109,128
Income (loss) from operations	(53,520)	4,051	(24,420)	19,613
Other revenue (expenses):
Interest expense, net	(5,486)	(6,993)	(25,296)	(28,004)
Miscellaneous, net	(921)	(597)	(465)	(760)
Total other revenue (expenses)	(6,407)	(7,590)	(25,761)	(28,764)
Loss before income taxes	(59,927)	(3,539)	(50,181)	(9,151)
(Benefit from) provision for income taxes	(5,480)	2,476	(784)	(225)
Net loss	($54,447)	($6,015)	($49,397)	($8,926)

Net loss per common share – basic and diluted	($0.40)	($0.05)	($0.37)	($0.07)
Basic and diluted weighted average common shares outstanding	135,747,243	132,407,786	133,247,212	132,407,786

CERTARA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	AS OF DECEMBER 31,
(in thousands, except per common share and share data)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$271,382	$29,256
Accounts receivable, net of allowance for doubtful accounts of $132 and $185, respectively	54,091	49,642
Restricted cash	1,909	506
Prepaid expenses and other current assets	19,202	8,119
Total current assets	346,584	87,523
Other assets:
Property and equipment, net	3,872	4,623
Long-term deposits	1,163	1,096
Goodwill	518,592	514,996
Intangible assets, net of accumulated amortization of $127,172 and $85,925, respectively	396,445	427,998
Deferred income taxes	2,744	833
Total assets	$1,269,400	$1,037,069
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,394	$4,917
Accrued expenses	30,729	27,036
Current portion of deferred revenue	30,662	26,240
Current portion of interest rate swap liability	2,605	551
Current portion of long-term debt	4,680	4,210
Current portion of capital lease obligations	275	48
Total current liabilities	75,345	63,002
Long-term liabilities:
Capital lease obligations, net of current portion	318	-
Deferred revenue, net of current portion	545	1,137
Deferred income taxes	75,894	82,160
Long-term portion of interest rate swap liability	1,066	1,601
Long-term debt, net of current portion and debt discount	294,100	397,121
Total liabilities	447,268	545,021
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 and 0 shares authorized as of December 31, 2020 and 2019, respectively, 0 shares issued and outstanding as of December 31, 2020 and 2019, respectively
Common shares, $0.01 par value, 600,000,000 shares authorized, 152,979,479 and 132,407,786 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1,529	1,324
Additional paid-in capital	884,528	509,162
Accumulated deficit	(62,338)	(12,941)
Accumulated other comprehensive loss	(1,587)	(5,497)
Total stockholders' equity	822,132	492,048
Total liabilities and stockholders' equity	$1,269,400	$1,037,069

CERTARA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	YEAR ENDED DECEMBER 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net loss	($49,397)	($8,926)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,443	2,596
Amortization of intangible assets	40,310	38,964
Amortization of debt issuance costs	1,520	1,536
Provision for doubtful accounts	(53)	10
Loss on retirement of assets	19	113
Equity compensation expense	64,507	1,691
Deferred income taxes	(7,825)	(6,703)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,932)	(1,521)
Prepaid expenses and other assets	(8,257)	(1,831)
Accounts payable and accrued expenses	2,381	10,031
Deferred revenue	3,094	2,065
Net cash provided by operating activities	44,810	38,025
Cash flows from investing activities:
Capital expenditures	(863)	(2,107)
Capitalized development costs	(7,074)	(7,410)
Business acquisitions, net of cash acquired	(675)	-
Net cash used in investing activities	(8,612)	(9,517)
Cash flows from financing activities:
Capital contributions	250	650
Unit repurchase	(1,079)	(703)
Proceeds from issuance of common stock upon initial public offering, net of underwriters’ discounts and commissions	316,301	-
Payments on long-term debt and capital lease obligations	(104,358)	(3,436)
Proceeds on line of credit	19,880	-
Payments from line of credit	(19,880)	(5,000)
Payments of deferred offering costs	(2,900)	-
Net cash provided by (used in) financing activities	208,214	(8,489)
Effect due to foreign exchange rate changes on cash, cash equivalents, and restricted cash	(883)	(2,444)
Net increase in cash, cash equivalents, and restricted cash	243,529	17,575
Cash, cash equivalents, and restricted cash, at beginning of year	29,762	12,187
Cash, cash equivalents, and restricted cash, at end of year	$273,291	$29,762

NON-GAAP FINANCIAL MEASURES

The following table reconciles Net loss to Adjusted EBITDA:

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
(in thousands)	2020	2019	2020	2019
Net loss	($54,447)	($6,015)	($49,397)	($8,926)
Interest expense(a)	5,486	6,993	25,296	28,004
Interest income(a)	(8)	(3)	(44)	(9)
(Benefit from) provision for income taxes(a)	(5,480)	2,476	(784)	(225)
Depreciation and amortization expense(a)	607	456	2,443	2,596
Intangible asset amortization(a)	10,506	10,459	40,310	38,964
Currency loss (a)	905	353	715	431
Equity-based compensation expense(b)	62,221	550	64,507	1,691
Acquisition-related expense(c)	291	477	1,456	2,471
Integration expense(d)	21	45	78	546
Transaction related expenses(e)	1,421	-	1,908	-
Severance expense(f)	196	125	557	2,057
Reorganization expense(g)	335	50	525	222
Loss on disposal of fixed assets(h)	10	103	19	113
Executive recruiting expense(i)	100	186	288	476
Adjusted EBITDA	$22,164	$16,255	$87,877	$68,411

The following table reconciles Net loss to Adjusted Net Income (Loss):

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
(in thousands, except per share data)	2020	2019	2020	2019
Net loss	($54,447)	($6,015)	($49,397)	($8,926)
Currency loss (a)	905	353	715	431
Equity-based compensation expense(b)	62,221	550	64,507	1,691
Acquisition-related expense(c)	291	477	1,456	2,471
Integration expense(d)	21	45	78	546
Transaction related expenses(e)	1,421	-	1,908	-
Severance expense(f)	196	125	557	2,057
Reorganization expense(g)	335	50	525	222
Loss on disposal of fixed assets(h)	10	103	19	113
Executive recruiting expense(i)	100	186	288	476
Income tax expense impact of adjustments(j)	781	406	1,381	1,758
Adjusted Net Income (Loss)	$11,834	($3,720)	$22,037	$839

The following table reconciles diluted earnings per share to Adjusted Diluted Earnings Per Share:

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2020	2019	2020	2019
Diluted earnings per share	($0.40)	($0.05)	($0.37)	($0.07)
Currency loss (a)	0.01	-	0.01	-
Equity-based compensation expense(b)	0.46	0.01	0.48	0.01
Acquisition-related expense(c)	-	0.01	0.01	0.02
Integration expense(d)	-	-	-	0.01
Transaction related expenses(e)	0.01	-	0.01	-
Severance expense(f)	-	-	0.01	0.02
Reorganization expense(g)	-	-	0.01	-
Loss on disposal of fixed assets(h)	-	-	-	-
Executive recruiting expense(i)	-	-	-	0.01
Income tax expense impact of adjustments(j)	0.01	-	0.01	0.01
Effect of using adjusted diluted shares (k)	-	-	-	-
Adjusted Diluted Earnings Per Share	$0.09	($0.03)	$0.17	$0.01

Diluted weighted average common shares outstanding	135,747,243	132,407,786	133,247,212	132,407,786
Effect of potentially dilutive shares outstanding (l)	912,544	-	229,383	-
Adjusted diluted weighted average common shares outstanding	136,659,787	132,407,786	133,476,595	132,407,786
(a)	Represents amounts as determined under GAAP.
(b)	Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c)	Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(d)	Represents integration costs related to post-acquisition integration activities.
(e)	Represents costs associated with our initial public offering that are not capitalized.
(f)	Represents charges for severance provided to former executives and non-executives.
(g)	Represents expense related to reorganization, including legal entity reorganization.
(h)	Represents the gain/loss related to disposal of fixed assets.
(i)	Represents recruiting and relocation expenses related to hiring a CEO and other senior executives.
(j)	Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(k)	Represents the effect of using the Adjusted diluted weighted average common shares outstanding.
(l)	Represents potentially dilutive shares that were excluded from the Company’s GAAP diluted weighted average shares outstanding because the Company had a reported net loss and therefore including these shares would have been anti-dilutive.